Exhibit 10.6

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this “Agreement”) is made and effective as of August 19, 2025 (the “Effective Date”) by and between ADAMS STREET PARTNERS, LLC (the “Licensor”) and ADAMS STREET CREDIT SOLUTIONS FUND (the “Licensee”).

RECITALS

WHEREAS, to its knowledge, Licensor is the owner of the trade names “Adams Street”, “Adams Street Advisors”, “Adams Street Partners”, “ASA”, “ASP” and derivatives thereof (the “Licensed Marks”) in the United States of America (the “Territory”);

WHEREAS, the Licensee is a newly organized Delaware statutory trust that intends to elect to be treated as a “business development company” under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Investment Advisory Agreement dated August 19, 2025, by and between Adams Street Advisors, LLC, a subsidiary of Licensor (the “Adviser”), and the Licensee (the “Investment Advisory Agreement”), the Licensee has engaged the Adviser to act as the investment adviser to the Licensee; and

WHEREAS, the Licensee desires to use the Licensed Marks in connection with the operation of its business, and Licensor is willing to permit the Licensee to use the Licensed Marks, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

LICENSE GRANT

1.1 License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Licensee, and the Licensee hereby accepts from Licensor, a personal, non-exclusive, non-assignable and non-transferable, royalty-free right and license to use the Licensed Marks solely and exclusively as an element of the Licensee’s own company name and in connection with the business of the Licensee of making investments. Except as provided above, neither the Licensee nor any affiliate, owner, director, trustee, officer, employee, or agent thereof shall otherwise use the Licensed Marks or any derivative thereof without the prior express written consent of Licensor in its sole and absolute discretion.

1.2 All rights not expressly granted to the Licensee hereunder shall remain the exclusive property of Licensor. Licensee shall not sub license the Licensed Marks except to a wholly-owned subsidiary with prior written consent of Licensor and any such sub license shall terminate with immediate effect if such entity ceases to be a wholly-owned subsidiary.

1.3 Licensor’s Use. Nothing in this Agreement shall preclude Licensor, its affiliates, or any of their respective successors or assigns from using or permitting other entities to use the Licensed Marks whether or not such entity directly or indirectly competes or conflicts with the Licensee’s business in any manner.

ARTICLE II

OWNERSHIP

2.1 Ownership. Licensee agrees that, as between the parties, Licensor is the sole and exclusive owner of the Licensed Marks and any goodwill in connection therewith. Licensee has no right to apply to register for trademark protection, copyright, trade dress or other intellectual property protection of the Licensed Marks or enforce any rights therein (subject to Section 3.3 herein) against third parties, in each case, without the prior written consent of Licensor. Licensee agrees not to directly or indirectly challenge or contest the validity of, or Licensor’s rights in the Licensed

Marks, the associated goodwill, including, without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit (each, an “Action”) regarding enforcement of this Agreement or involving any third party. The parties agree that any and all goodwill in the Licensed Marks arising from Licensee’s use of the Licensed Marks shall inure solely to the benefit of Licensor. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Licensed Marks, Licensee hereby assigns such rights to Licensor together with all goodwill associated therewith. The Licensee shall not otherwise contest, dispute, or challenge Licensor’s right, title, and interest in and to the Licensed Marks during the term of this Agreement or anytime thereafter.

2.2 Goodwill. All goodwill and reputation generated by the Licensee’s use of the Licensed Marks shall inure to the benefit of Licensor. The Licensee shall not by any act or omission use the Licensed Marks in any manner that disparages or reflects, or has the potential to reflect, adversely on Licensor or its business or reputation. Except as expressly provided herein, neither party may use any trademark or service mark (or any other indicia of source) of the other party without that party’s prior written consent, which consent shall be given in that party’s sole discretion.

ARTICLE III

COMPLIANCE

3.1 Quality Control. In order to preserve the inherent value of the Licensed Marks, the Licensee agrees to use the Licensed Marks in a manner that maintains the quality of the Licensee’s business and the operation thereof equal to the standards prevailing in the operation of Licensor’s business. The Licensee further agrees to use the Licensed Marks in accordance with quality standards established by Licensor. Licensee will provide Licensor with samples of Licensee’s use of the Licensed Marks and, if Licensor determines that such use does not conform to such standards, Licensor will make such change as shall be requested by Licensor within fifteen (15) days of written notice from Licensor. Licensor, upon notice to Licensee, may revoke its approval of any such use at any time in its discretion, in which case Licensee shall cease all use of the Licensed Marks within five (5) business days of receipt of notice of such revocation.

3.2 Compliance With Laws. The Licensee agrees that the business operated by it in connection with the Licensed Marks shall comply with all laws, rules, regulations and requirements of any governmental body in the Territory or elsewhere as may be applicable to the operation, advertising and promotion of the business, and shall notify Licensor of any action that must be taken by the Licensee to comply with such law, rules, regulations or requirements.

3.3 Notification of Infringement. Each party shall promptly notify the other party and provide to the other party all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with any Licensed Marks, and (ii) any infringements, imitations, or illegal use or misuse of the Licensed Marks in the Territory. Notwithstanding the foregoing, Licensor shall have the sole right to bring any Action to remedy the foregoing, but may request that Licensee bring any Action or undertake any act in connection therewith that Licensor deems in its sole business judgment to be necessary or desirable, and Licensee shall cooperate with Licensor in same, at Licensor’s expense.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Mutual Representations. Each party hereby represents and warrants to the other party as follows:

(a) Due Authorization. Such party is an entity duly formed and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.

(b) Due Execution. This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c) No Conflict. Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the declaration of trust, by-laws or limited liability company agreement (or similar organizational documents) of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

(D) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT AND THE LICENSED MARKS, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE FOREGOING IS ON AN “AS IS” BASIS AND IS AT ITS OWN RISK.

(e) Licensee will defend at its expense, indemnify and hold harmless Licensor and its affiliates from any losses arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; or (ii) any claim that Licensee’s use of the Licensed Marks infringes the rights of a third party anywhere in the world.

(f) Licensor will promptly notify the Licensee in writing of any indemnifiable claim and promptly tender its defense to Licensee, whereupon Licensor shall be entitled to control the defense and settlement of such claim. Any delay in such notice will not relieve Licensor from its obligations to the extent it is not prejudiced thereby. Licensor will cooperate with Licensee at Licensee’s expense. Licensor agrees to not settle any indemnified claim in a manner that adversely affects Licensee without its consent (which shall not be unreasonably withheld or delayed). Licensor may participate in its defense with counsel of its own choice at its own expense.

(G) EXCEPT WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE V

TERM AND TERMINATION

5.1 Term. This Agreement shall expire (i) upon expiration or termination of the Investment Advisory Agreement, including in the event of its assignment to an entity that is not a subsidiary or affiliate of Licensor; (ii) upon the liquidation and dissolution of the Licensee; or (iii) due to termination by Licensor or the Licensee upon sixty (60) days’ written notice to the other party, which notice may be waived by the other party.

5.2 Upon Termination. Upon expiration or termination of this Agreement, all rights granted to the Licensee under this Agreement with respect to the Licensed Marks shall cease, and the Licensee shall immediately discontinue use of the Licensed Marks.

ARTICLE VI

MISCELLANEOUS

6.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Licensee may not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of Licensor. No assignment by Licensee permitted hereunder shall relieve Licensee of its obligations under this Agreement. Any assignment by Licensee in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the Licensee’s rights and obligations hereunder.

6.2 Independent Contractor. Except as expressly provided or authorized in the Investment Advisory Agreement, neither party shall have, or shall represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.

6.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

6.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b). The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5 Amendment. This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

6.6 No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

6.11 Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

LICENSOR:

ADAMS STREET PARTNERS, LLC

By:	/s/ Eric Mansell
Name: Eric Mansell
Title: Executive Vice President

LICENSEE:

ADAMS STREET CREDIT SOLUTIONS FUND

By:	/s/ Eric Mansell
Name: Eric Mansell
Title: Vice President, Chief Legal Officer and Secretary

[Signature Page to Trademark License Agreement]